UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2010

SUNGAME CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-158946	20-8017623
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 Silverside Road, Suite 105, Wilmington, DE	19809
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 666-0051

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 15, 2010, SunGame Corporation entered into a Partnership Agreement with Wicked Interactive, Ltd.  In accordance with the terms of the Agreement, SunGame shall develop a web based game and Wicked shall publish the game on facebook.  The parties shall jointly own the intellectual property.  SunGame shall receive a fee in the amount of $10,500 and twenty percent (20%) of revenues generated from the developed game.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGAME CORPORATION

/s/ Guy M. Robert
By: Guy M. Robert, Chief Executive Officer
Date: June 15, 2010